GODFREY & KAHN, S.C.
                                ATTORNEYS AT LAW
                             780 North Water Street
                           Milwaukee, Wisconsin 53202
                     Phone (414) 273-3500 Fax (414) 273-5198



                                November 21, 2002


Strong Income Trust
100 Heritage Reserve
Menomonee Falls, Wisconsin  53051

         Re:      Strong Florida Municipal Money Market Fund

Ladies and Gentlemen:

     We have acted as your counsel in connection with the preparation of Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A (Registration Nos. 333-100188; 811-21209) (the "Registration Statement") relating to the sale by you of an indefinite number of shares of beneficial interest, $.00001 par value, of the Investor Class shares (the "Shares") of the Strong Florida Municipal Money Market Fund (the "Fund"), which is a series of Strong Income Trust (the "Company"), in the manner set forth in the Registration Statement (and the Prospectus of the Fund included therein).

     We have examined: (a) the Registration Statement (and the Prospectus of the Fund included therein), (b) the Company's Amended and Restated Trust Instrument and the Company's By-Laws, (c) certain resolutions of the Company's Board of Trustees, and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, when sold as contemplated in the Registration Statement, will be duly authorized and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                           Very truly yours,

                                           /s/ Godfrey & Kahn, S.C.

                                           GODFREY & KAHN, S.C.